Exhibit 99.1

HeartCore Reports First Quarter 2026 Financial Results

NEW YORK and TOKYO, May 15, 2026 (GLOBE NEWSWIRE) – HeartCore Enterprises, Inc. (Nasdaq: HTCR) (“HeartCore” or the “Company”), an IPO consulting services company based in Tokyo, reported financial results for the first quarter ended March 31, 2026.

Recent Operational Highlights

●	As of March 31, 2026, HeartCore was engaged with 16 Go IPO clients, including 6 clients currently in various stages of preparation for potential public registrations and U.S. exchange listings
●	Regained Nasdaq $1.00 minimum bid price requirement
●	Authorized $2.0 million share repurchase program

Management Commentary

HeartCore CEO Sumitaka Kanno commented: “During the first quarter of 2026, HeartCore continued to advance its strategic focus on financial services and capital markets-related services, with Go IPO remaining the key contributor for coming quarters. While the Nasdaq listing environment has become selective and increasingly focused on compliance, we continue to see interest from Japanese and other Asia-based companies seeking access to the U.S. capital markets. In light of these current market conditions, we are focused on expanding the number of engagements and enhancing the overall quality of our pipeline by prioritizing clients that we believe demonstrate stronger listing readiness and long-term financing potential.

“Through our subsidiary Higgs Field Co., Ltd., we are also taking steps to support potential expansion into additional financial services and sectors, including digital securities and capital markets advisory services. During the first quarter, we added experienced financial industry personnel and further developed our organizational structure as we prepare to seek a Type I Financial Instruments business license in Japan. We are also working with external professionals and industry organizations to further strengthen our internal management and compliance framework.

“Looking ahead, we remain focused on broadening our Go IPO client base that aligns with Nasdaq’s tightened requirements and diversifying our revenue base as we further develop and advance our financial services business.”

First Quarter 2026 Financial Results

Revenues were $1.2 million compared to $2.1 million in the same period last year. The decrease was primarily due to a decline in customized software development and services revenue as a result of intense competition in the U.S. software market.

Gross profit was $74,000 compared to $0.5 million in the same period last year. The decrease was primarily due to lower gross profit from Go IPO consulting services resulting from increased outsourcing fees and additional resources invested to enhance customer experience, as well as lower gross profit from customized software development and services due to decreased revenues and higher subcontracting costs for outsourced software engineers amid rising salary levels in the software market.

Operating expenses decreased to $1.6 million compared to $1.7 million in the same period last year. The decrease was primarily due to a decrease in selling expenses.

Net loss was $2.0 million compared to a loss of $3.1 million in the same period last year. The improvement was primarily due to a reduction in the loss on the fair value of investments in marketable securities.

Adjusted EBITDA was a loss of $1.6 million compared to a loss of $1.3 million in the same period last year.

As of March 31, 2026, the Company had cash and cash equivalents of $0.8 million.

About HeartCore Enterprises, Inc.

HeartCore Enterprises, Inc. is headquartered in Tokyo, Japan, and is a leading consulting services company providing U.S. market listing support and related advisory services primarily to Japanese corporate clients. For more information, please visit https://heartcore-enterprises.com/.

Non-GAAP Financial Measures

This document includes references to adjusted EBITDA, which is a non-GAAP financial measure. For the purposes of this presentation, adjusted EBITDA is calculated by adjusting net loss to exclude depreciation and amortization, changes in fair value of investments in marketable securities, changes in fair value of investment in warrants, interest income, and interest expenses.

This measure is presented as supplemental information and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

Management believes that adjusted EBITDA provides useful information to investors by highlighting the Company’s core operational performance, excluding non-cash and non-recurring items. However, non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

For the three months ended March 31,
Item	2026	2025
Net loss	($2.0) million	($3.1) million
(+) Depreciation	$0.0 million	$0.0 million
(+) Changes in fair value of investments in marketable securities	$0.3 million	$1.8 million
(+) Changes in fair value of investment in warrants	$0.0 million	$0.1 million
(+) Changes in fair value of derivative liability	$0.0 million	$0.0 million
(+) Interest income	($0.0) million	($0.0) million
(+) Interest expenses	$0.0 million	$0.0 million
(+) Other income	($0.0) million	($0.0) million
(+) Other expenses	$0.1 million	$0.0 million
Adjusted EBITDA	($1.6) million	($1.3) million

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believed,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

John Yi and Steven Shinmachi

HTCR@gateway-grp.com

(949) 574-3860

HEARTCORE ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$774,033	$1,985,962
Accounts receivable	572,547	707,865
Investments in marketable securities	3,394,190	3,690,187
Prepaid expenses	222,818	182,077
Current portion of long-term note receivable	100,000	100,000
Deferred offering costs	250,000	250,000
Other current assets	175,335	208,503
Proceeds receivable from sale of discontinued operations	1,382,897	1,291,298
Total current assets	6,871,820	8,415,892

Non-current assets:
Property and equipment, net	279,185	291,589
Operating lease right-of-use assets	506,456	29,449
Long-term investment in warrants	273,859	280,924
Deferred tax assets	22,633	23,121
Security deposits	278,154	282,958
Other non-current assets	241	549
Long-term proceeds receivable from sale of discontinued operations	3,539,421	3,736,995
Total non-current assets	4,899,949	4,645,585

Total assets	$11,771,769	$13,061,477

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,230,686	$1,146,501
Accounts payable and accrued expenses - related party	96,333	124,618
Accrued payroll and other employee costs	663,683	509,547
Due to related party	401	285
Short-term debt - related party	69,000	75,000
Current portion of long-term debts	51,697	50,598
Insurance premium financing	97,773	13,430
Factoring liability	124,508	135,982
Operating lease liabilities, current	308,119	32,793
Income tax payables	1,847,411	1,857,386
Deferred revenue	650,469	676,216
Derivative liability	122,589	121,719
Other current liabilities	598,602	586,175
Total current liabilities	5,861,271	5,330,250

Non-current liabilities:
Long-term debts	434,895	448,376
Operating lease liabilities, non-current	211,544	-
Total non-current liabilities	646,439	448,376

Total liabilities	6,507,710	5,778,626

Shareholders’ equity:
Preferred shares, $0.0001 par value, 20,000,000 shares authorized; Series A convertible preferred shares, 4,000 shares designated, 1,017 shares issued and outstanding as of March 31, 2026 and December 31, 2025; aggregate liquidation preference of $1,262,686 and $1,158,362 as of March 31, 2026 and December 31, 2025, respectively	691,858	691,858
Common shares, $0.0001 par value, 200,000,000 shares authorized, 1,288,812 and 1,270,991 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively*	129	127
Additional paid-in capital	21,876,230	21,902,169
Accumulated deficit	(15,627,241)	(13,755,534)
Accumulated other comprehensive loss	(66,099)	(58,497)
Total HeartCore Enterprises, Inc. shareholders’ equity	6,874,877	8,780,123
Non-controlling interests	(1,610,818)	(1,497,272)
Total shareholders’ equity	5,264,059	7,282,851

Total liabilities and shareholders’ equity	$11,771,769	$13,061,477

HEARTCORE ENTERPRISES, INC.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

	For the Three Months
	Ended March 31,
	2026	2025

Revenues	$1,245,844	$2,093,413
Cost of revenues (including cost of revenues resulting from transactions with a related party of $114,535 and $25,195 for the three months ended March 31, 2026 and 2025, respectively)	1,171,799	1,549,639
Gross profit	74,045	543,774

Operating expenses:
Selling expenses	42,812	152,922
General and administrative expenses (including general and administrative expenses resulting from transactions with a related party of nil and $17,615 for the three months ended March 31, 2026 and 2025, respectively)	1,571,734	1,581,205
Total operating expenses	1,614,546	1,734,127

Loss from continuing operations	(1,540,501)	(1,190,353)

Other income (expenses):
Changes in fair value of investments in marketable securities	(295,997)	(1,781,664)
Changes in fair value of investment in warrants	(7,065)	(51,621)
Changes in fair value of derivative liability	(870)	-
Interest income	582	2,243
Interest expenses	(16,625)	(17,794)
Other income	14,095	9,313
Other expenses	(112,865)	(547)
Total other expenses	(418,745)	(1,840,070)

Loss from continuing operations before income tax expense	(1,959,246)	(3,030,423)

Income tax expense	17,469	39,608

Net loss from continuing operations	(1,976,715)	(3,070,031)
Loss from discontinued operations, net of income tax	-	(67,350)
Net loss	(1,976,715)	(3,137,381)
Less: net loss attributable to non-controlling interests	(105,008)	(50,389)
Net loss attributable to HeartCore Enterprises, Inc.	(1,871,707)	(3,086,992)
Dividends accrued on Series A convertible preferred shares	(27,968)	-
Net loss attributable to HeartCore Enterprises, Inc. common shareholders	$(1,899,675)	$(3,086,992)

Other comprehensive loss:
Foreign currency translation adjustment	(16,140)	(8,014)

Total comprehensive loss	(1,992,855)	(3,145,395)
Less: comprehensive loss attributable to non-controlling interests	(113,546)	(49,152)
Comprehensive loss attributable to HeartCore Enterprises, Inc.	$(1,879,309)	$(3,096,243)

Net loss from continuing operations attributable to HeartCore Enterprises, Inc. per common share*
Basic	$(1.49)	$(2.74)
Diluted	$(1.49)	$(2.74)

Loss from discontinued operations per common share*
Basic	$-	$(0.06)
Diluted	$-	$(0.06)

Net loss attributable to HeartCore Enterprises, Inc. per common share*
Basic	$(1.49)	$(2.80)
Diluted	$(1.49)	$(2.80)

Weighted average common shares outstanding*
Basic	1,271,631	1,102,702
Diluted	1,271,631	1,102,702

HEARTCORE ENTERPRISES, INC.

Unaudited Consolidated Statements of Cash Flows

	For the Three Months
	Ended March 31,
	2026	2025

Cash flows from operating activities of continuing operations:
Net loss	$(1,976,715)	$(3,137,381)
Loss from discontinued operations, net of income tax	-	(67,350)
Net loss from continuing operations	(1,976,715)	(3,070,031)
Adjustments to reconcile net loss from continuing operations to net cash flows used in operating activities of continuing operations:
Depreciation expense	7,720	20,289
Loss on disposal of property and equipment	-	116,981
Non-cash lease expense	70,229	31,662
Gain on termination of lease	-	(9,059)
Deferred income taxes	-	27,515
Stock-based compensation	2,031	32,280
Changes in fair value of investments in marketable securities	295,997	1,781,664
Changes in fair value of investment in warrants	7,065	51,621
Changes in fair value of derivative liability	870	-
Gain on settlement of asset retirement obligations	-	(45,873)
Changes in assets and liabilities:
Accounts receivable	135,238	(180,823)
Prepaid expenses	66,924	50,591
Other assets	107,886	(26,711)
Accounts payable and accrued expenses	85,404	(97,118)
Accounts payable and accrued expenses - related party	(28,338)	(24,224)
Accrued payroll and other employee costs	154,736	(23,483)
Due to related party	125	(884)
Operating lease liabilities	(60,127)	(24,435)
Income tax payables	(9,785)	(80,196)
Deferred revenue	(25,747)	(233,911)
Other liabilities	12,897	12,686
Net cash flows used in operating activities of continuing operations	(1,153,590)	(1,691,459)

Cash flows from investing activities of continuing operations:
Purchases of property and equipment	(954)	-
Proceeds from sale of marketable securities	-	462,763
Net cash flows provided by (used in) investing activities of continuing operations	(954)	462,763

Cash flows from financing activities of continuing operations:
Payments for finance lease	-	(4,071)
Repayment of long-term debts	(12,382)	(10,561)
Repayment of related party debt	(6,000)	-
Repayment of insurance premium financing	(23,657)	(28,559)
Net repayment of factoring arrangement	(11,474)	(45,341)
Proceeds from issuance of common shares related to at the market offering agreement	-	30,445
Proceeds from collection of subscription receivable	-	103,942
Proceeds from exercise of stock options	-	117,000
Net cash flows provided by (used in) financing activities of continuing operations	(53,513)	162,855

Cash flows from discontinued operations:
Net cash flows used in operating activities of discontinued operations	-	(309,332)
Net cash flows provided by investing activities of discontinued operations	-	10,298
Net cash flows used in financing activities of discontinued operations	-	(19,915)
Net cash flows used in discontinued operations	-	(318,949)

Effect of exchange rate changes	(3,872)	2,685

Net change in cash and cash equivalents	(1,211,929)	(1,382,105)

Cash and cash equivalents - beginning of the period	1,985,962	2,121,089

Cash and cash equivalents - end of the period	$774,033	$738,984

Supplemental cash flow disclosures:
Interest paid	$16,625	$22,857
Income taxes paid (received), net	$(4,574)	$93,586

Non-cash investing and financing transactions:
Insurance premium financing	$108,000	$139,500
Dividends accrued on Series A convertible preferred shares	$27,968	$-
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$552,577	$-